UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2018 (July 24, 2018)

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On July 24, 2018, Beasley Broadcast Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling stockholders named therein (the “Selling Stockholders”) and Guggenheim Securities, LLC, as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell 3,126,147 shares of Class A common stock, par value $0.001 per share (“Common Stock”), of the Company to the Underwriters (the “Offering”). The shares were sold at a public offering price of $7.50 per share, and were purchased by the Underwriters from the Company and the Selling Stockholders at a price of $7.05 per share. Under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriters the option, for 30 days, to purchase up to 468,922 additional shares of Common Stock at the public offering price.

The Offering closed on July 26, 2018. The Company did not receive any proceeds from the Offering.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2016 (Registration No. 333-214738), and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company and the Selling Stockholders, customary conditions to closing and indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, among other obligations of the parties. The representations, warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company, the Selling Stockholders, the Company’s directors and certain of its executive officers and other stockholders also agreed not to sell or transfer any Common Stock for 90 days after July 24, 2018 without first obtaining the written consent of the Representative on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 24, 2018, among Beasley Broadcast Group, Inc., the selling stockholders listed on Schedule II thereto and Guggenheim Securities, LLC, as representative of the underwriters listed on Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: July 26, 2018	By: /s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer